SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2007

VERTIS, INC.
d/b/a Vertis Communications
(Exact name of registrant as specified in its charter)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET		21201
BALTIMORE, MARYLAND		(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, on November 28, 2006, the board of directors (the “Board”) of Vertis, Inc. (“Vertis” or the “Company”) appointed Mike DuBose as chief executive officer and chairman of the Board.  In connection with Mr. DuBose’s appointment, Vertis entered into an employment agreement with Mr. DuBose dated April 26, 2007 (the “DuBose Agreement”).  The effective date of the DuBose Agreement is November 28, 2006.

The DuBose Agreement may be terminated by either party at any time for any reason. Pursuant to the DuBose Agreement, Mr. DuBose will receive an annual base salary of $750,000, as adjusted by the Board from time to time.  The DuBose Agreement also provides that Mr. DuBose will receive an annual bonus targeted at not less than 75% of his base salary, assuming bonus targets under the management incentive compensation plan (the “MICP”), or the applicable replacement or successor plan, are met.  These bonus targets are based upon the percentages of the achievement of an internally calculated pro forma EBITDA (Earnings before interest, taxes, depreciation and amortization) measure. Mr. DuBose is eligible to receive long-term equity incentive compensation pursuant to the Company’s equity incentive compensation plans and programs in effect and at the discretion of the Board.  Mr. DuBose will receive an initial grant of 600,000 shares of restricted common stock of Vertis Holdings, the Company’s parent. The DuBose Agreement also provides that Mr. DuBose receive certain fringe benefits generally made available to the senior officers of the Company.  Additionally, the Company shall purchase and maintain through December 31, 2014, a single family policy equivalent in all material aspects to the Company’s health coverage. The policy shall remain in effect even upon Mr. DuBose’s termination from the Company, including as a result of any events described below. Additionally, the DuBose Agreement also provides that Mr. DuBose shall be reimbursed for reasonable commuting, moving and other cost-of-relocation expenses incurred in relocating to the Company’s principal employment location.  The reimbursement shall include any incremental tax liability incurred by Mr. DuBose with respect to relocation and travel costs so that he is in the same tax position he would have been in had such reimbursement not been subject to income tax.  Upon his termination other than for cause or by Mr. DuBose without good reason, he will be reimbursed for reasonable expenses to relocate back to his place of residence prior to employment by Vertis.

The DuBose Agreement also contains provisions regarding severance. Pursuant to the DuBose Agreement, if Mr. DuBose’s employment is terminated by the Company without cause, absent a change in control, or by Mr. DuBose for “good reason”, he will receive a cash payment equal to two times the sum of his (i) annual base salary in effect immediately prior to the date of termination and (ii) the greater of his annual bonus earned under the MICP in the year immediately preceding that in which the date of termination occurs and the annual bonus he would have earned for the fiscal year in which the date of termination occurs absent such termination (the greater of these amounts being hereafter referred to as the “Applicable Bonus Amount”). In addition, he will receive a prorated annual bonus (the “Pro-rata Bonus”) equal to the bonus he would have received had he remained employed by the company through the last day of the fiscal year during which the date of termination occurs.  The Company shall also pay the cost of providing Mr. DuBose with outplacement services up to a maximum of 5% of the sum of his base salary and Applicable Bonus Amount provided that such services are utilized by Mr. DuBose within six months following the date of termination (the “Applicable Outplacement Services”).

If Mr. DuBose’s employment is terminated due to disability or upon his death, the Company will pay to Mr. DuBose or his estate a lump sum equal to any unpaid portion of his annual base salary and earned annual bonus for completed years prior to the date of termination.  In the instance of Mr. DuBose’s death, the Company will pay to his estate a cash payment equal to two times the sum of his annual base salary in effect immediately prior to the date of termination and the Applicable Bonus Amount.  If Mr. DuBose becomes disabled, the Company shall have in place disability insurance, in addition to the Company’s standard short term and long term disability policies for all executives, providing a minimum of $20,000 per month of benefits payable to Mr. DuBose or a representative for the period of his disability.  In addition, Mr. DuBose or his estate will receive the Pro-rata Bonus payment.

If Mr. DuBose’s employment is terminated for cause, or if Mr. DuBose resigns from the Company for other than good reason, the Company will pay to Mr. DuBose or his estate a lump sum equal to any unpaid portion of his annual base salary and earned annual bonus for completed years prior to the date of termination. If Mr. DuBose’s employment is terminated within the 13-month period immediately following a change in control by the Company other than for cause or by Mr. DuBose for good reason, he will receive a cash payment equal to three times the sum of his (i) annual base salary in effect immediately prior to the date of termination and the Applicable Bonus Amount and (ii) any unpaid portion of his annual base salary and earned annual bonus for completed years prior to the date of termination.  In addition, Mr. DuBose will receive the Pro-rata Bonus payment as well as the cost of Mr. DuBose’s Applicable Outplacement Services.

Upon termination without cause or with good reason, Mr. DuBose may elect to continue medical, dental, prescription and vision coverage from the Company for himself and his eligible dependents (the “Applicable Healthcare Coverage”) in accordance with the continuation of coverage requirements of Internal Revenue Code Section 4980B (“COBRA”), provided that the Company will not require any premium payment for such COBRA coverage greater than the premium for such coverage then being charged for active employees.  If such COBRA coverage ends before December 31, 2014, then upon expiration of COBRA coverage the Company will at the Company’s expense continue to cover Mr. DuBose and his eligible dependents under the Company’s medical, dental, prescription and vision coverages (or substantially equivalent coverage under an alternative arrangement) through December 31, 2014, provided that the Company may charge a premium for such coverages no greater than the premium for such coverages then being charged for active employees.  However, this coverage will end before December 31, 2014, for any such person who becomes eligible for coverage under another employer provided health insurance plan or Medicare.

Under the DuBose Agreement, for the two-year period following his date of termination Mr. DuBose may not, without the prior written consent of the Board, directly or indirectly engage in or show interest in, with or without compensation, any business which is in competition with any line of business actively being conducted by the Company or to Mr. DuBose’s knowledge was being contemplated by the Company at his date of termination.  This does not prohibit Mr. DuBose from acquiring or holding less than 1% of any class of publicly traded securities of any business. In addition, for the two-year period following his date of termination, Mr. DuBose may not, without the prior written consent of the Board, directly or indirectly, hire any person who was employed by the company or any of its subsidiaries or affiliates within the six-month period preceding the date of such hiring, except that this shall not apply to any person employed by the Company who previously was employed by any company in which Mr. DuBose was employed.

The terms of the DuBose Agreement further provide for indemnification by the Company of Mr. DuBose for claims arising out of or in connection with Mr. DuBose’s employment with or service as an officer or director of the Company.

The description of the DuBose Agreement set forth above is qualified in its entirety by reference to the actual terms of the DuBose Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the three months ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ STEPHEN E. TREMBLAY
Name: Stephen E. Tremblay
Title: Chief Financial Officer

Date:  May 2, 2007